Exhibit 99.1

Fidelity National Financial, Inc. Reports Second Quarter 2011 EPS of $0.36

Jacksonville, Fla. - (July 25, 2011) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, specialty insurance and diversified services, today reported operating results for the three-month and six-month periods ended June 30, 2011.

	Three Months Ended	Three Months Ended
	June 30, 2011	June 30, 2010
Total revenue	$1.32 billion	$1.50 billion
Net earnings attributable to common shareholders	$80.0 million	$139.6 million*
Net earnings per diluted share attributable to common shareholders	$0.36	0.61*
Cash flow from operations	$30.2 million	$136.0 million

*Includes approximately a $63.0 million after-tax gain, or $0.27 per diluted share, from the sale of Sedgwick CMS in May 2010

The following are summary financial and operational results for the operating segments of FNF for the three-month periods ended June 30, 2011 and 2010:

Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	June 30, 2011	June 30, 2010
Total revenue	$1.20 billion	$1.28 billion
Pre-tax earnings	$140.6 million	$124.0 million
Pre-tax margin	11.7%	9.7%

Month	Direct Orders Opened	Direct Orders Closed
April 2011	160,400	115,300
May 2011	169,600	113,400
June 2011	184,000	124,500

Second Quarter 2011	514,000	353,200

Month	Direct Orders Opened	Direct Orders Closed
April 2010	185,300	121,700
May 2010	168,800	113,600
June 2010	197,000	126,600

Second Quarter 2010	551,100	361,900

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
2nd Quarter 2011	19,100	12,000	93.8	7,800
2nd Quarter 2010	18,400	11,000	68.1	6,200

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

Specialty Insurance

	Three Months Ended	Three Months Ended
	June 30, 2011	June 30, 2010
Total revenue	$110.9 million	$104.3 million
Pre-tax earnings	$4.1 million	$11.1 million
Pre-tax margin	3.7%	10.6%
 “We are pleased with our financial results this quarter, particularly in our title insurance business,” said Chairman William P. Foley, II. “Despite a continued sluggish real estate environment, we were able to generate an impressive 11.7% pre-tax margin in our title business, a 200 basis point increase over the prior year and a sequential increase of 240 basis points from the first quarter of this year. While refinance orders represented 51% of closed order volumes this quarter versus 46% in the prior year, we still produced a 5% increase in the fee per file. Much of this can be attributed to the strength of our commercial business, as we generated nearly $94 million in commercial revenue in the second quarter, a 38% increase over the prior year and a sequential increase of 43% from the first quarter of this year. The commercial business produced a fee per file increase of 26% over both the prior year quarter and the first quarter of this year. The impact of cost reduction initiatives also contributed to our strong 11.7% pre-tax title margin. On a sequential basis from the first quarter, title segment personnel costs and other operating expenses increased by less than 1%, while title gross operating revenue grew by nearly 11%. We will continue to manage our title business with the same discipline, seeking to maximize profitability in any market environment.
“In mid-July, we announced the sale of our flood insurance business for approximately $210 million. That flood business has been the nation's largest flood insurance provider and a very profitable and consistent business for FNF for nearly ten years. We feel this transaction is a great opportunity to realize the value of the business we have created and redeploy the capital into other uses that can continue to create increased value for our shareholders. We are proud of the flood insurance business we created and we wish them future success with their new investment partners.”

Conference Call
FNF will host a call with investors and analysts to discuss second quarter 2011 results on Tuesday, July 26, 2011, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 2:00 p.m. Eastern time on July 26, 2011, through August 2, 2011, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 210285.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services, specialty insurance and diversified services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides personal lines insurance and home warranty insurance through its specialty insurance business. In addition, among other operations, FNF owns minority interests in Ceridian Corporation, a leading provider of global human resources, payroll, benefits and payment solutions and Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts, order information, and fee per file)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Direct title premiums	$357.2	$344.6	$680.1	$626.0
Agency title premiums	484.7	552.8	908.0	1,036.6
Total title premiums	841.9	897.4	1,588.1	1,662.6
Escrow, title-related and other fees	334.2	336.5	647.4	631.0
Total title and escrow	1,176.1	1,233.9	2,235.5	2,293.6

Specialty insurance	106.8	101.0	199.6	187.3
Interest and investment income	39.7	36.4	75.8	75.2
Realized gains and losses	1.9	124.2	21.8	152.8
Total revenue	1,324.5	1,495.5	2,532.7	2,708.9

Personnel costs	396.8	397.7	788.1	768.4
Other operating expenses	300.9	316.9	586.3	615.9
Agent commissions	379.1	435.9	706.8	820.3
Depreciation and amortization	19.3	22.5	39.8	45.5
Claim loss expense	104.6	96.9	191.3	183.2
Interest expense	13.8	12.5	28.1	19.6
Total expenses	1,214.5	1,282.4	2,340.4	2,452.9

Earnings before taxes	110.0	213.1	192.3	256.0
Income tax expense	39.6	76.3	69.2	89.6
Earnings before equity investments	70.4	136.8	123.1	166.4
Earnings (loss) from equity investments	12.6	3.6	4.0	(7.1)
Net earnings	83.0	140.4	127.1	159.3
Non-controlling interests	3.0	0.8	4.6	3.2
Net earnings attributable to common shareholders	$80.0	$139.6	$122.5	$156.1
Earnings per share:
Net earnings attributable to common shareholders - basic	$0.36	$0.61	$0.56	$0.69
Net earnings attributable to common shareholders - diluted	$0.36	$0.61	$0.55	$0.68

Weighted average shares - basic	220.7	227.5	220.7	227.6
Weighted average shares - diluted	224.5	230.5	224.0	230.5

Direct operations orders opened (000's)	514.0	551.1	1,002.1	1,062.2
Direct operations orders closed (000's)	353.2	361.9	724.0	694.4
Fee per file	$1,569	$1,499	$1,468	$1,422
Actual title claims paid	$147.5	$122.1	$236.3	$217.6

 FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Three Months Ended			Specialty	Corporate
June 30, 2011	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,282.9	$1,162.8	$106.8	$13.3

Interest and investment income	39.7	36.8	2.7	0.2
Realized gains and losses	1.9	2.1	1.4	(1.6)
Total revenue	1,324.5	1,201.7	110.9	11.9

Personnel costs	396.8	369.7	11.8	15.3
Other operating expenses	300.9	237.4	46.8	16.7
Agent commissions	379.1	379.1	—	—
Depreciation and amortization	19.3	17.5	1.0	0.8
Claim loss expense	104.6	57.4	47.2	—
Interest expense	13.8	—	—	13.8
Total expenses	1,214.5	1,061.1	106.8	46.6

Pretax earnings (loss)	110.0	140.6	4.1	(34.7)

Pretax margin	8.3%	11.7%	3.7%	—

Open orders	514.0	514.0	—	—
Closed orders	353.2	353.2	—	—

Three Months Ended			Specialty	Corporate
June 30, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,334.9	$1,223.1	$101.0	$10.8

Interest and investment income	36.4	33.8	2.8	(0.2)
Realized gains and losses	124.2	24.4	0.5	99.3
Total revenue	1,495.5	1,281.3	104.3	109.9

Personnel costs	397.7	378.1	12.2	7.4
Other operating expenses	316.9	261.0	44.5	11.4
Agent commissions	435.9	435.9	—	—
Depreciation and amortization	22.5	20.9	0.9	0.7
Claim loss expense	96.9	61.3	35.6	—
Interest expense	12.5	0.1	—	12.4
Total expenses	1,282.4	1,157.3	93.2	31.9

Pretax earnings	213.1	124.0	11.1	78.0

Pretax margin	14.2%	9.7%	10.6%	71.0%

Open orders	551.1	551.1	—	—
Closed orders	361.9	361.9	—	—

FIDELITY NATIONAL FINANCIAL, INC.
FULL-YEAR SEGMENT INFORMATION
(In millions, except order information)
(Unaudited)

Six Months Ended			Specialty	Corporate
June 30, 2011	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$2,435.1	$2,213.7	$199.6	$21.8

Interest and investment income	75.8	70.0	5.6	0.2
Realized gains and losses	21.8	20.5	1.8	(0.5)
Total revenue	2,532.7	2,304.2	207.0	21.5

Personnel costs	788.1	735.1	23.7	29.3
Other operating expenses	586.3	473.8	85.1	27.4
Agent commissions	706.8	706.8	—	—
Depreciation and amortization	39.8	36.2	2.1	1.5
Claim loss expense	191.3	108.2	83.1	—
Interest expense	28.1	0.8	—	27.3
Total expenses	2,340.4	2,060.9	194.0	85.5

Pretax earnings (loss)	192.3	243.3	13.0	(64.0)

Pretax margin	7.6%	10.6%	6.3%	—

Open orders	1,002.1	1,002.1	—	—
Closed orders	724.0	724.0	—	—

Six Months Ended			Specialty	Corporate
June 30, 2010	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$2,480.9	$2,261.7	$187.3	$31.9

Interest and investment income	75.2	68.2	5.7	1.3
Realized gains and losses	152.8	27.1	0.6	125.1
Total revenue	2,708.9	2,357.0	193.6	158.3

Personnel costs	768.4	728.9	24.0	15.5
Other operating expenses	615.9	503.7	80.5	31.7
Agent commissions	820.3	820.3	—	—
Depreciation and amortization	45.5	42.5	2.0	1.0
Claim loss expense	183.2	113.4	69.8	—
Interest expense	19.6	0.2	—	19.4
Total expenses	2,452.9	2,209.0	176.3	67.6

Pretax earnings	256.0	148.0	17.3	90.7

Pretax margin	9.5%	6.3%	8.9%	57.3%

Open orders	1,062.2	1,062.2	—	—
Closed orders	694.4	694.4	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
Cash and investment portfolio	$4,980.8	$4,939.3
Goodwill	1,472.6	1,470.7
Title plant	390.0	390.8
Total assets	7,835.3	7,887.5
Notes payable	951.8	952.0
Reserve for claim losses	2,154.8	2,272.7
Secured trust deposits	444.5	388.4
Total equity	3,532.2	3,444.4
Book value per share	$15.80	$15.39

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